Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fourth Quarter and Fiscal Year 2013

Non-GAAP Net Revenue for Fiscal Year 2013 Grew 48% to $1.222 Billion

Non-GAAP Net Income for Fiscal Year 2013 Increased to $0.36 Per Diluted Share

Company Expects Non-GAAP Net Income Per Diluted Share of $2.05 to $2.30 for Fiscal Year 2014

New York, NY — May 13, 2013 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong financial results for its fourth quarter and fiscal year 2013, ended March 31, 2013.  In addition, the Company provided its initial financial outlook for its first quarter and fiscal year 2014.

Fiscal Fourth Quarter 2013

For fiscal fourth quarter 2013, GAAP net revenue was $299.5 million, as compared to $148.1 million for fiscal fourth quarter 2012.  Non-GAAP net revenue was $303.1 million, as compared to $148.1 million for the year-ago period.  GAAP net income from continuing operations was $21.2 million, or $0.23 per diluted share, as compared to a net loss of $66.0 million, or $0.78 per diluted share, for the year-ago period.  Non-GAAP net income was $42.9 million, or $0.38 per diluted share, as compared to a Non-GAAP net loss of $50.9 million, or $0.60 per diluted share, for the year-ago period.  As of March 31, 2013, the Company had cash and cash equivalents of $402.5 million.

The largest contributors to net revenue in fiscal fourth quarter 2013 were the release of BioShock® Infinite; catalog sales led by Grand Theft Auto® IV, Red Dead Redemption® and Sid Meier’s Civilization® V; continuing sales of NBA® 2K13 and Borderlands® 2; and the release of Major League Baseball® 2K13.  Catalog sales accounted for 25% of Non-GAAP net revenue.  Revenue from digitally delivered content grew 192% year-over-year and accounted for 27% of Non-GAAP net revenue, driven by offerings for Borderlands 2, BioShock Infinite, the Grand Theft Auto franchise and NBA 2K13.

Fiscal Year 2013

For fiscal year 2013, GAAP net revenue was $1.214 billion, as compared to $825.8 million for fiscal year 2012.  Non-GAAP net revenue was $1.222 billion, as compared to $825.8 million for the prior fiscal year.  GAAP net loss from continuing operations was $31.2 million, or $0.36 per diluted share, as compared to $107.7 million, or $1.30 per diluted share, for the prior fiscal year.  Non-GAAP net income was $33.1 million, or $0.36 per diluted share, as compared to a Non-GAAP net loss of $59.4 million, or $0.71 per diluted share, for the prior fiscal year.  Both GAAP loss from continuing operations and Non-GAAP net income for fiscal year 2013 include the $15 million negative impact from a one-time contractual obligation, which was recorded in fiscal first quarter 2013.

The largest contributors to net revenue in fiscal year 2013 were Borderlands 2, NBA 2K13, BioShock Infinite, Max Payne® 3, Grand Theft Auto IV, XCOM®: Enemy Unknown and Red Dead Redemption.  Revenue from digitally delivered content grew 148% year-over-year and accounted for 22% of Non-GAAP net revenue, driven by offerings for Borderlands 2, the Grand Theft Auto franchise, NBA 2K13, Sid Meier’s Civilization V and XCOM: Enemy Unknown.

Management Comments

“Take-Two delivered strong revenue growth and solid non-GAAP earnings for fiscal year 2013, driven by robust demand for our groundbreaking new releases, iconic catalog titles and expanding portfolio of digitally delivered offerings,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “With BioShock Infinite, Borderlands 2, NBA 2K13 and XCOM: Enemy Unknown, our 2K label released four of the past year’s most critically acclaimed titles.  Our commitment to delight consumers with the highest-quality interactive entertainment experiences enabled Take-Two to have an outstanding year, despite a challenging environment for many in our industry.

“2013 is the 20th anniversary of Take-Two’s founding and, today, our Company is better positioned for success than at any other time in its history.  With Rockstar Games launching Grand Theft Auto V in September, fiscal 2014 is poised to be one of our best years ever.  Looking ahead, we have an extensive pipeline of next-generation and emerging platform titles in development, including both new intellectual property and releases from our proven franchises.  As a result, our current outlook is to be profitable on a non-GAAP basis in fiscal 2015 and for the foreseeable future.”

Business and Product Highlights

Since January 1, 2013:

Rockstar Games:

•                  Announced that it plans to launch Grand Theft Auto V worldwide on September 17, 2013.

2K:

•                  Launched BioShock Infinite on March 26, 2013.  Developed by Irrational Games, the title was called “a masterpiece” by NBC News and is the highest rated game of 2013 to date with perfect review scores from Game Informer, Eurogamer, USA Today, Associated Press, Entertainment Weekly and many more.  BioShock Infinite was the top-selling console title in March,* enjoyed significantly higher first month sell-through than any other BioShock release, and has sold-in more than 3.7 million units to date.  The title has experienced solid demand for the BioShock Infinite Season Pass, which offers all three upcoming downloadable add-on content packs at a discounted price.

•                  Released Major League Baseball 2K13 on March 5, 2013, pursuant to a new license with Major League Baseball and related entities.  The title features Tampa Bay Rays’ Cy Young Award winning pitcher David Price as cover athlete and is again being supported with the Perfect Game Challenge, 2K’s groundbreaking $1 million competition.

•                  Released the Borderlands 2: Add-On Content Pack at retail on February 26, 2013.  The pack includes Borderlands 2’s first two add-on campaigns, as well as a fifth playable character packaged together on a single disc.

•                  Released two new free-to-play mobile titles designed exclusively for iOS by its award winning Firaxis Games studio, Haunted Hollow™ and Sid Meier’s Ace Patrol™.

•                  Pro Baseball® 2K, our online baseball simulation game created in partnership with Nexon, launched commercially in Korea on May 2, 2013.

•                  Entered into an exclusive multi-year agreement with WWE granting 2K the exclusive worldwide rights to publish the popular WWE video game franchise across all major platforms and distribution channels. The series, which will continue to be developed by Yukes in Japan, will combine the studio’s signature gameplay with 2K’s commitment to authenticity in WWE® 2K14, which is planned for release on October 29, 2013.

•                  Announced that The Bureau: XCOM® Declassified™, 2K Marin’s third-person squad-based tactical shooter, is planned for release on August 20, 2013 in North America and August 23, 2013 internationally for the Xbox 360, PS3 and PC.  The Bureau will deliver a new experience within the XCOM universe, telling the origin story of the clandestine XCOM organization and mankind’s first encounter with the mysterious alien threat.

•                  Announced that Sid Meier’s Civilization V: Brave New World, the second expansion pack for the award-winning Civilization V, is currently in development and is planned for release on July 9, 2013 for the PC and Mac®.

•                  Announced that XCOM: Enemy Unknown will be available for iOS-equipped mobile devices this summer.  Developed by Firaxis Games, XCOM: Enemy Unknown was one of the most critically acclaimed console and PC releases of 2012.

* According to The NPD Group estimates of U.S. retail video game sales for March 2013.

Financial Outlook for Fiscal 2014

Take-Two is providing its financial outlook for its fiscal first quarter ending June 30, 2013 and fiscal year ending March 31, 2014 as follows:

	First Quarter Ending 6/30/2013	Fiscal Year Ending 3/31/2014

Non-GAAP Net Revenue	$100 to $125 Million	$1.75 to $1.85 Billion

Non-GAAP net income (loss) per diluted share	($0.70) to ($0.55)	$2.05 to $2.30

Stock-based compensation expense per share (1)	$0.09	$0.37

Non-cash amortization of discount on convertible notes per share	$0.06	$0.17

Non-cash tax expense per share	$0.00	$0.02

(1)         The Company’s stock-based compensation expense for the periods above includes the cost of approximately 1.9 million shares issued to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; the ability to develop and publish products that capture market share for video game and computer entertainment systems; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since January 1, 2013:

Label	Title	Platforms	Release Date
2K	Herd, Herd, Herd™	Android	January 9, 2013
2K	NBA 2K13 All-Star presented by Sprite (DLC)	Xbox 360, PS3	January 9, 2013
2K	BioShock: Ultimate Rapture Edition	Xbox 360, PS3	January 15, 2013
2K	Borderlands 2: Sir Hammerlock’s Big Game Hunt (DLC)	Xbox 360, PS3, PC	January 15, 2013
Rockstar Games	Max Payne 3: Deathmatch Made In Heaven Mode Pack (DLC)	Xbox 360, PS3, PC	January 22, 2013
2K	Sid Meier’s Civilization V: Gold Edition	PC	February 19, 2013
2K	Borderlands 2: Add-On Content Pack	Xbox 360, PS3	February 26, 2013
2K	Major League Baseball 2K13	Xbox 360, PS3	March 5, 2013*
2K	MLB 2K13/NBA 2K13 Combo Pack	Xbox 360, PS3	March 5, 2013
2K	WWE ‘13	Xbox 360. PS3	March 15, 2013
2K	BioShock Infinite	Xbox 360, PS3, PC	March 26, 2013
2K	Borderlands 2: Ultimate Vault Hunters Upgrade Pack (DLC)	Xbox 360, PS3, PC	April 2, 2013
2K	Haunted Hollow	iOS	May 2, 2013
2K	Sid Meier’s Ace Patrol	iOS	May 9, 2013

*North American release date; international release date typically follows three days after.

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Planned Release
2K	Borderlands 2: Psycho Pack (DLC)	Xbox 360, PS3, PC	May 14, 2013
2K	Borderlands 2: Tiny Tina’s Assault on Dragon Keep (DLC)	Xbox 360, PS3, PC	June 25, 2013
2K	Sid Meier’s Civilization V: Brave New World	PC, Mac	July 9, 2013
2K	The Bureau: XCOM Declassified	Xbox 360, PS3, PC	August 20, 2013*
2K	XCOM: Enemy Unknown	iOS	Summer 2013
Rockstar Games	Grand Theft Auto V	Xbox 360, PS3	September 17, 2013
2K	NBA 2K14	TBA	October 1, 2013
2K	WWE 2K14	Xbox 360, PS3	October 29, 2013

*North American release date; international release date typically follows three days after.

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance.  The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude the impact of certain items as follows:

•                  Net effect from deferral in net revenues - the Company defers revenue and related costs from the sale of certain titles that have undelivered elements upon the sale of the game and recognizes that revenue upon the delivery of the undelivered elements.  As there is no impact to the Company’s operating cash flow, management excludes the impact of deferred net revenue and related costs from its Non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  In addition, we believe that these Non-GAAP financial measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and provide consistency with industry data sources.

•                  Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Business reorganization, restructuring and related expenses — although the Company has incurred business reorganization expenses in the past, each charge relates to a discrete event based on a unique set of business objectives.  Management does not believe these charges reflect the Company’s primary business, ongoing operating results or future outlook.  As such, the Company believes it is appropriate to exclude these expenses and related charges from its Non-GAAP financial measures.

•                  Income (loss) from discontinued operations — the Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its Non-GAAP financial measures.  As the Company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its Non-GAAP financial measures.

•                  Professional fees and expenses associated with unusual legal and other matters — the Company has incurred expenses for legal professional fees that are outside its ordinary course of business. As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Non-cash amortization of discount on convertible notes — the Company records non-cash amortization of discount on convertible notes as interest expense in addition to the interest expense already recorded for coupon payments.  The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, marketer and publisher of interactive entertainment for consumers around the globe.  The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K.  Our products are designed for console systems, handheld gaming systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current and next-generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended March 31,		Twelve months ended March 31,
	2013	2012	2013	2012

Net revenue	$299,487	$148,084	$1,214,483	$825,823

Cost of goods sold:
Software development costs and royalties	57,576	35,401	317,756	164,487
Product costs	71,479	47,845	316,072	255,236
Licenses	9,802	32,062	57,285	74,976
Internal royalties	15,463	1,158	24,724	34,156
Total cost of goods sold	154,320	116,466	715,837	528,855

Gross profit	145,167	31,618	498,646	296,968

Selling and marketing	51,747	40,065	257,329	183,749
General and administrative	40,369	35,133	147,260	121,200
Research and development	21,183	14,822	78,184	64,162
Depreciation and amortization	2,806	2,740	10,634	12,123
Total operating expenses	116,105	92,760	493,407	381,234
Income (loss) from operations	29,062	(61,142)	5,239	(84,266)
Interest and other, net	(7,789)	(5,368)	(31,351)	(19,571)
Income (loss) from continuing operations before income taxes	21,273	(66,510)	(26,112)	(103,837)
Provision (benefit) for income taxes	103	(505)	5,050	3,863
Income (loss) from continuing operations	21,170	(66,005)	(31,162)	(107,700)
Income (loss) from discontinued operations, net of taxes	1,303	(831)	1,671	(1,116)
Net income (loss)	$22,473	$(66,836)	$(29,491)	$(108,816)

Earnings (loss) per share:
Continuing operations	$0.23	$(0.78)	$(0.36)	$(1.30)
Discontinued operations	0.01	(0.01)	0.02	(0.01)
Basic earnings (loss) per share	$0.24	$(0.79)	$(0.34)	$(1.31)

Continuing operations	$0.23	$(0.78)	$(0.36)	$(1.30)
Discontinued operations	0.01	(0.01)	0.02	(0.01)
Diluted earnings (loss) per share	$0.24	$(0.79)	$(0.34)	$(1.31)

Weighted average shares outstanding: (1)
Basic	93,698	84,415	85,581	83,356
Diluted	93,698	84,415	85,581	83,356

(1)   Basic and diluted include participating shares of 7,521 for the three months ended March 31, 2013.

	Three months ended March 31,		Twelve months ended March 31,
OTHER INFORMATION	2013	2012	2013	2012

Geographic revenue mix
United States	60%	64%	59%	54%
International	40%	36%	41%	46%

Platform revenue mix
Console	80%	83%	80%	85%
PC and other	19%	12%	18%	11%
Handheld	1%	5%	2%	4%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31,	March 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$402,502	$420,279
Accounts receivable, net of allowances of $64,081 and $51,002 at March 31, 2013 and 2012, respectively	189,596	45,035
Inventory	30,218	22,477
Software development costs and licenses	198,955	211,224
Prepaid expenses and other	44,881	44,602
Total current assets	866,152	743,617

Fixed assets, net	25,362	18,949
Software development costs and licenses, net of current portion	95,241	104,755
Goodwill	225,992	228,169
Other intangibles, net	8,827	16,266
Other assets	56,265	37,671
Total assets	$1,277,839	$1,149,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,932	$46,681
Accrued expenses and other current liabilities	228,916	156,768
Deferred revenue	26,919	13,864
Liabilities of discontinued operations	1,232	1,412
Total current liabilities	336,999	218,725

Long-term debt	335,202	316,340
Other long-term liabilities	17,087	16,316
Liabilities of discontinued operations, net of current portion	556	2,319
Total liabilities	689,844	553,700
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 and 150,000 shares authorized at March 31, 2013 and 2012, respectively; 93,743 and 90,215 shares issued and outstanding at March 31, 2013 and 2012, respectively	937	902
Additional paid-in capital	832,460	799,431
Accumulated deficit	(240,830)	(211,339)
Accumulated other comprehensive (loss) income	(4,572)	6,733
Total stockholders’ equity	587,995	595,727
Total liabilities and stockholders’ equity	$1,277,839	$1,149,427

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve months ended March 31,
	2013	2012

Operating activities:
Net loss	$(29,491)	$(108,816)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and impairment of software development costs and licenses	230,748	150,700
Depreciation and amortization	10,634	12,123
(Income) loss from discontinued operations	(1,671)	1,116
Amortization and impairment of intellectual property	7,000	983
Stock-based compensation	35,765	33,494
Gain on sale of intellectual property	—	(2,200)
Deferred income taxes	(841)	1,878
Amortization of discount on Convertible Notes	18,862	11,728
Amortization of debt issuance costs	2,021	1,527
Other, net	778	1,231
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	(144,561)	39,182
Inventory	(7,741)	2,101
Software development costs and licenses	(216,893)	(191,223)
Prepaid expenses, other current and other non-current assets	(5,694)	2,537
Deferred revenue	13,055	430
Accounts payable, accrued expenses and other liabilities	83,734	(39,748)
Net cash used in discontinued operations	(272)	(2,007)
Net cash used in operating activities	(4,567)	(84,964)

Investing activities:
Purchase of fixed assets	(16,820)	(10,786)
Net cash used in discontinued operations	—	(1,475)
Cash received from sale of intellectual property	—	2,200
Payments in connection with business combinations, net of cash acquired	—	(4,101)
Net cash used in investing activities	(16,820)	(14,162)

Financing activities:
Proceeds from exercise of employee stock options	—	239
Proceeds from issuance of Convertible Notes	—	250,000
Payment of debt issuance costs	—	(6,875)
Net cash provided by financing activities	—	243,364

Effects of foreign exchange rates on cash and cash equivalents	3,610	(4,318)

Net (decrease) increase in cash and cash equivalents	(17,777)	139,920
Cash and cash equivalents, beginning of period	420,279	280,359
Cash and cash equivalents, end of period	$402,502	$420,279

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO Non-GAAP MEASURES (Unaudited)

(in thousands, except per share amounts)

	Three months ended March 31,		Twelve months ended March 31,
	2013	2012	2013	2012
Net Revenues
GAAP Net Revenues	$299,487	$148,084	$1,214,483	$825,823
Net effect from deferral in net revenues	3,641	—	7,824	—
Non-GAAP Net Revenues	$303,128	$148,084	$1,222,307	$825,823

Gross Profit
GAAP Gross Profit	$145,167	$31,618	$498,646	$296,968
Net effect from deferral in net revenues	3,109	—	6,720	—
Stock-based compensation	2,026	765	10,060	5,144
Non-GAAP Gross Profit	$150,302	$32,383	$515,426	$302,112

Income (Loss) from Operations
GAAP Income (Loss) from Operations	$29,062	$(61,142)	$5,239	$(84,266)
Net effect from deferral in net revenues	3,109	—	6,720	—
Stock-based compensation	12,987	10,031	35,765	33,494
Business reorganization and related	116	—	874	1,015
Professional fees and legal matters	—	—	—	196
Non-GAAP Income from Operations	$45,274	$(51,111)	$48,598	$(49,561)

Net Income (Loss)
GAAP Net Income (Loss)	$22,473	$(66,836)	$(29,491)	$(108,816)
Net effect from deferral in net revenues	3,109	—	6,720	—
Stock-based compensation	12,987	10,031	35,765	33,494
Business reorganization and related	116	—	874	1,015
Professional fees and legal matters	—	—	—	196
Non-cash amortization of discount on Convertible Notes	4,891	4,434	18,862	11,728
Non-cash tax expense	582	603	2,020	1,889
Discontinued operations	(1,303)	831	(1,671)	1,116
Non-GAAP Net Income (Loss)	$42,855	$(50,937)	$33,079	$(59,378)

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$0.24	$(0.79)	$(0.34)	$(1.31)
Non-GAAP earnings (loss) per share (1)	$0.38	$(0.60)	$0.36	$(0.71)

Number of diluted shares used in computation
GAAP	93,698	84,415	85,581	83,356
Non-GAAP (2)	119,719	84,415	92,292	83,356

(1)         For the three months ended March 31, 2013, Non-GAAP diluted EPS has been calculated using the “if-converted” method as a result of the issuances of the 4.375% Convertible Notes in June 2009 (the “4.375% Convertible Notes”) and the 1.75% Convertible Notes in November 2011 (the “1.75% Convertible Notes” and together with the 4.375% Convertible Notes, the “Convertible Notes”) for which diluted net income has been adjusted by $3,058 related to interest and debt issuance costs, net of tax. The shares used for computing the three months ended March 31, 2013 Non-GAAP diluted EPS include 26,021 shares related to the potential dilution from the Convertible Notes.

The “if-converted” method was not used for the other periods presented as the assumed conversion would have been anti-dilutive.

(2)         For the three and twelve months ended March 31, 2013, the diluted shares used in the computation of Non-GAAP EPS include participating shares of 7,521 and 6,711, respectively.